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                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549
                           ------------------------

                                   FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                           ------------------------

                               NORDSTROM, INC.
            (Exact Name of Registrant as Specified in Its Charter)

               Washington                             91-0515058
      (State or other jurisdiction          (I.R.S. Employer Identification
    of incorporation or organization)                    No.)

      1617 Sixth Avenue, 6th Floor                 N. Claire Stack
       Seattle, Washington  98101            1617 Sixth Avenue, 6th Floor
    (Address of Principal Executive           Seattle, Washington  98101
               Offices,                             (206) 373-4049
          including zip code)                (Name, address and telephone
                                            number, including area code, of
                                                  agent for service)



                Nordstrom, Inc. 1997 Employee Stock Option Plan
                             (Full Title of Plan)

                                   Copies to:
                               Gregory L. Anderson
                                 William W. Lin
                         Lane Powell Spears Lubersky LLP
                          1420 Fifth Avenue, Suite 4100
                          Seattle, Washington 98101-2338


                    CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------
                              Proposed
   Title of     Amount To      Maximum      Proposed  Maximum     Amount of
  Securities       Be         Offering     Aggregate Offering   Registration
    To Be      Registered     Price Per         Price(2)            Fee
  Registered      (1)         Share(2)
------------------------------------------------------------------------------

    Common
   Stock, no    8,000,000      $23.375       $187,000,000       $49,368.00
   par value
------------------------------------------------------------------------------

(1) Together with an indeterminate number of additional shares of Common Stock which may be necessary to adjust the number of shares of Common Stock reserved for issuance pursuant to the Option Plan as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act"). The price per share is estimated to be $23.375 based on the average of the high ($23.875) and low ($22.875) sales prices for the Common Stock on June 22, 2000 as reported on the New York Stock Exchange.

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                     REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 is filed by Nordstrom, Inc. (the "Registrant" or "Company"), a Washington corporation, to register 8,000,000 additional shares of the Company's common stock, no par value (the "Common Stock") for issuance pursuant to the exercise of options granted under the Nordstrom, Inc. 1997 Stock Option Plan. The contents of the original Registration Statement on Form S-8 filed in connection with the Nordstrom, Inc. 1997 Stock Option Plan (Registration No. 333-63403, filed on September 15, 1998) are incorporated herein by reference.


                                   EXHIBITS

Exhibit
Number	      Description

    5.1     Opinion of Lane Powell Spears Lubersky LLP (filed herewith)

    5.1     Nordstrom, Inc. 1997 Employee Stock Option Plan
            (incorporated by reference to Nordstrom, Inc.'s Registration Statement on Form S-8 filed on September 15, 1998
            (Registration No. 333-63403)

   23.1     Independent Auditors' Consent (filed herewith)

   23.2 Consent of Lane Powell Spears Lubersky LLP (included in opinion filed as Exhibit 5.1)

   24.1     Power of Attorney (see signature page)
















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                                     SIGNATURES


Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 23rd day of June, 2000.


                                              NORDSTROM, INC.

                                              /s/              Michael A. Stein
                                              ---------------------------------
                                              By:  Michael A. Stein
                                                   Executive Vice President and
                                                   Chief Financial Officer



































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                                  POWER OF ATTORNEY


Each person whose individual signature appears below hereby authorizes John J. Whitacre and Michael A. Stein, or either of them, as attorney-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this registration statement, including any and all post-effective amendments, and any related Rule 462(b) registration statement and any amendment thereto.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated below on the 23rd day of June, 2000.

SIGNATURE                       TITLE


/s/           John J. Whitacre
------------------------------ Chairman of the Board of  Directors (Principal
     John J. Whitacre          Executive Officer)

/s/           Michael A. Stein
------------------------------ Executive Vice President and Chief Financial
     Michael A. Stein          Officer (Principal Financial Officer)

/s/          Michael G. Koppel
------------------------------ Vice President, Corporate Controller
     Michael G. Koppel         (Principal Accounting Officer)

/s/         D. Wayne Gittinger            /s/        John N. Nordstrom
------------------------------ Director   ---------------------------- Director
     D. Wayne Gittinger                        John N. Nordstrom

/s/     Enrique Hernandez, Jr.            /s/   Alfred E. Osborne, Jr.
------------------------------ Director   ---------------------------- Director
     Enrique Hernandez, Jr.                    Alfred E. Osborne, Jr.

/s/          Ann D. McLaughlin            /s/  William D. Ruckelshaus
------------------------------ Director   ---------------------------- Director
     Ann D. McLaughlin                         William D. Ruckelshaus

/s/           John A. McMillan            /s/        Bruce G. Willison
------------------------------ Director   ---------------------------- Director
     John A. McMillan                          Bruce G. Willison

/s/         Bruce A. Nordstrom
------------------------------ Director
     Bruce A. Nordstrom








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                               INDEX TO EXHIBITS


Exhibit
Number	                             Description

5.1 Opinion of Lane Powell Spears Lubersky LLP regarding the legality of the Common Stock being registered

10.2 Nordstrom, Inc. 1997 Employee Stock Option Plan (incorporated by reference to Nordstrom, Inc.'s Registration Statement on Form S-8 filed on September 15, 1998 (Registration No. 333-63403)

23.1  Independent Auditors' Consent

23.2 Consent of Lane Powell Spears Lubersky LLP (included in opinion filed as Exhibit 5.1)

24.1  Power of Attorney (see signature page)



































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                                                                   EXHIBIT 5.1



                                                               June 22, 2000


Nordstrom, Inc.
1617 Sixth Avenue
Seattle, Washington  98101-1742

Dear Sir or Madam:

We have acted as counsel for Nordstrom, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the registration statement on Form S-8 (the "Registration Statement") relating to 8,000,000 additional shares of the Company's common stock, no par value (the "Common Stock") for issuance pursuant to the exercise of options granted under the Nordstrom, Inc. 1997 Stock Option Plan (the "Option Plan").

In rendering this opinion letter, we have relied as to matters of material fact upon the representations of members of the Company's management; however, we have no reason to believe that any such representations are incorrect or incomplete. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. In connection with this letter, we have concerned ourselves solely with the application of the laws of the State of Washington and the laws of the United States, and no opinion is expressed herein concerning the possible effects of the laws of any other jurisdiction.

Subject to the foregoing, we are of the opinion that the additional 8,000,000 shares of Common Stock have been duly authorized, and upon the issuance of the additional 8,000,000 shares of Common Stock under the terms of the Option Plan, such additional shares will be legally issued, fully paid and nonassessable.

The opinions contained in this letter are given as of the date hereof, and we render no opinion as to any matter brought to our attention subsequent to the date hereof. We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendments or supplements thereto.


                                   Very truly yours,

                                   /s/ LANE POWELL SPEARS LUBERSKY LLP

                                   LANE POWELL SPEARS LUBERSKY LLP







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                                                                  EXHIBIT 23.1


                       INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Nordstrom, Inc. and subsidiaries on Form S-8 of our report dated March 10, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of Nordstrom, Inc. and subsidiaries for the year ended
January 31, 2000.


/S/ DELOITTE & TOUCHE LLP

Seattle, Washington
June 23, 2000








































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